Exhibit 99.1

Evergreen Energy Retains Investment Bank to Review Strategic Alternatives

FOR IMMEDIATE RELEASE

DENVER, November 3, 2008— Evergreen Energy Inc. (NYSE Arca: EEE), a cleaner coal technology, energy production and environmental solutions company, has retained an investment banking advisor to assist in a review of the company’s strategic alternatives to enhance shareholder value.

Evergreen has engaged Houlihan Lokey to provide independent advice to the management and board of directors as the company continues to explore its options. The company expects to consider and evaluate several alternatives during the engagement, including, but not limited to, the potential sale or joint venture of certain assets.

Evergreen President and CEO Kevin R. Collins said, “The company is making progress toward its main value creation goal of constructing a commercial K-Fuel® coal refinery using our enhanced Bechtel-designed plant. In addition, our Buckeye Industrial Mining subsidiary is seeing a strong production and pricing environment and our C-Lock® Technology greenhouse gas measurement venture is working closely with IBM to offer verification services to the energy and agriculture sectors. Now is the right time to pursue the strategic options that will help us move forward with our principal goals of constructing a commercially viable K-Fuel® plant and delivering greater value to our investors.”

The board has set a tentative timetable for completing its strategic review process but no decision on any particular course of action has been determined at this time.  The company does not intend to disclose further developments until it has approved a course of action and Evergreen can provide no assurance that the process will culminate with a specific transaction or other decision.

About Houlihan Lokey

Houlihan Lokey, an international investment bank, provides a wide range of services, including mergers and acquisitions, financing, financial opinions and advisory services, and financial restructuring. In 2007, the firm was ranked the No. 1 M&A advisor for U.S. transactions under $1.25 billion and the No. 1 M&A fairness opinion advisor by Thomson Financial. In addition, the firm was ranked the No. 1 restructuring investment banking firm by TheDeal.com’s Bankruptcy Insider. Established in 1970, the firm has over 800 employees in 14 offices in the United States, Europe and Asia. Each year Houlihan Lokey serves more than 1,000 clients ranging from closely held companies to Global 500 corporations.

About Evergreen Energy Inc.

Evergreen Energy Inc. (NYSE Arca: EEE) refines coal into a cleaner, more efficient and affordable solid fuel that is available today to meet the growing energy demands of industrial and utility customers while addressing important environmental concerns. In addition, the company owns Buckeye Industrial Mining, a coal mining, blending and marketing operation in Ohio. Visit www.evgenergy.com for more information.

About C-Lock Technology Inc.

C-Lock Technology Inc., a wholly owned subsidiary of Evergreen Energy Inc., is developing its web-based carbon accounting and marketing tool for agriculture and industry, including the energy industry and specifically Evergreen Energy’s cleaner coal business.

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Contacts:
Analyst and Investors:	Media and Public Affairs
Jimmac Lofton	Paul Jacobson
VP Corporate Development	VP Corporate Communications
303-293-2992	303-293-2992
jlofton@evgenergy.com	pjacobson@evgenergy.com

Statements in this news release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.